Exhibit 99.1

Vallon Pharmaceuticals Announces Stockholder Approval of Merger with
GRI Bio, Inc. and Reverse Stock Split
Vallon’s board approves 1-for-30 reverse stock split
Merger expected to close April 21, 2023
PHILADELPHIA, PA, April 20, 2023 – Vallon Pharmaceuticals, Inc. (NASDAQ: VLON) (“Vallon” or the “Company”) today announced that its stockholders have approved Proposals 1, 2, 4 and 5, related to the previously announced proposed merger with GRI Bio, Inc., a privately held biotechnology company (“GRI Bio” or “GRI”), at a special meeting of stockholders held on April 20, 2023 (the “Special Meeting”). Accordingly, at the effective time of the merger, each share of GRI’s common stock, will be automatically converted into the right to receive a number of shares of Vallon’s common stock equal to the exchange ratio, as calculated pursuant to the merger agreement. Based on a closing price of Vallon’s common stock of $0.46 per share on April 20, 2023, the exchange ratio is 0.0374.
At the Special Meeting, Vallon’s stockholders also approved a reverse stock split of shares of Vallon’s common stock at a ratio anywhere in the range of not less than 1 new share for every 15 shares and not greater than 1 new share for every 40 shares outstanding (the “Reverse Split”). Vallon’s board of directors has set the Reverse Split ratio at 1-for-30, which will result in every 30 shares of Vallon common stock being converted into one share of Vallon common stock.
David Baker, Chief Executive Officer of Vallon, commented, “We are pleased and gratified that the majority of our stockholders, through their votes in favor of the merger, see the same potential with GRI Bio that Vallon and our board does. We look forward to the future of the combined company and advancing a deep pipeline with the potential to address shortcomings that exist with current therapeutic treatments targeting inflammation and fibrosis across a number of high-value indications.”
Approximately 67% of the Company’s total outstanding shares were voted. Of the outstanding shares voted, 91% voted in favor of Proposal 1; 90% voted in favor of Proposal 2; 84% voted in favor of Proposal 3; 86% voted in favor of Proposal 4; and 89% voted in favor of Proposal 5. For the full voting results of the special meeting of stockholders held on April 20, 2023, please refer to the Form 8-K filed with the SEC.
As previously announced, in connection with the execution of the merger agreement, Altium Capital (“Altium”) agreed to invest approximately $15 million at a pre-money valuation of $75 million, of which $2.5 million has already been invested and an additional $12.25 million will be invested coincident with the close of the merger. The combined company is expected to use the proceeds from the financings to fund the advancement of GRI Bio’s Natural Killer T (“NKT”) development pipeline targeting multiple inflammatory, fibrotic and autoimmune indications into mid-2024 with an initial focus on idiopathic pulmonary fibrosis (“IPF”).

The closing of the merger is anticipated to take place on April 21, 2023. The merger would result in a combined company which will operate under the name “GRI Bio, Inc.” and will focus on advancing GRI Bio’s innovative pipeline of NKT cell modulators for the treatment of inflammatory, fibrotic and autoimmune diseases.
The shares of Company common stock, previously trading on The Nasdaq Capital Market through the close of business on April 21, 2023 under the ticker symbol “VLON,” are expected to commence trading on The Nasdaq Capital Market, on a post-Reverse Split adjusted basis, under the ticker symbol “GRI”, effective April 24, 2023.
About Vallon Pharmaceuticals, Inc.
Vallon is a clinical-stage biopharmaceutical company, headquartered in Philadelphia, PA. The Company has been focused on the development of new medications to help patients with CNS disorders.
For more information about the company, please visit www.vallon-pharma.com.
References and links to websites have been provided for convenience, and the information contained on any such website is not a part of, or incorporated by reference into, this press release. Vallon is not responsible for the contents of third-party websites.
About GRI Bio, Inc.
GRI Bio is a clinical stage biopharmaceutical company focused on fundamentally changing the way inflammatory, fibrotic and autoimmune diseases are treated. GRI’s therapies are designed to target the activity of NKT cells, which are key regulators earlier in the inflammatory cascade, to interrupt disease progression and restore the immune system to homeostasis. NKT cells are innate-like T cells that share properties of both NK and T cells and are a functional link between the innate and adaptive immune responses. Type I invariant NKT (“iNKT”) cells play a critical role in propagating the injury, inflammatory response, and fibrosis observed in inflammatory and fibrotic indications. GRI’s lead program, GRI-0621, is an inhibitor of iNKT cell activity and is being developed as a novel oral therapeutic for the treatment of IPF, a serious disease with significant unmet need. GRI is also developing a pipeline of novel Type 2 NKT agonists for the treatment of systemic lupus erythematosus. Additionally, with a library of over 500 proprietary compounds, GRI has the ability to fuel a growing pipeline.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any proxy, consent, authorization, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended.
Participants in the Solicitation
Vallon and GRI Bio, and each of their respective directors and executive officers and certain of their other members of management, employees, and agents, may be deemed to be participants in the solicitation of proxies in connection with the proposed transactions. Information about Vallon’s directors and executive officers is included in Vallon’s filings with the

SEC, including Vallon’s Annual Report on Form 10-K for the year ended December 31, 2022 (filed with the SEC on February 24, 2023) and the registration Statement on Form S-4, which includes the proxy statement/prospectus relating to the offer and sale of securities of the Company issued in the merger (the “Proxy”). These documents can be obtained free of charge from the source indicated above.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on Vallon’s and GRI Bio’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the timing of the completion of the merger, Vallon's and GRI Bio’s expectations with respect to financial results, future performance, development and commercialization of products and services, the initiation or completion of clinical studies, the potential benefits and impact of GRI Bio's products and services, potential regulatory approvals, anticipated financial impacts and other effects of the merger and any financing, the satisfaction or waiver of the closing conditions to the merger agreement and pertinent securities purchase agreements, the timing of the completion of the merger and any financing, the expected use of proceeds from any financing, the expected timing for the launch of Phase 2a biomarker study on GRI-0621 and Phase 1 study on GRI-0803, the listing of the combined company’s common stock on Nasdaq, and the size and potential growth of current or future markets for the combined company's products and services. Actual results may differ from the expectations, estimates and projections expressed by Vallon and GRI Bio herein and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) the ability of Vallon and GRI Bio to meet the closing conditions in the Merger Agreement, including due to failure to obtain approval of the stockholders of Vallon and GRI Bio or certain regulatory approvals, or failure to satisfy other conditions to closing in the merger agreement; (2) the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against Vallon or GRI Bio following the announcement of the merger agreement and the transactions contemplated therein, that could give rise to the termination of the merger agreement or could otherwise cause the transactions contemplated therein to fail to close; and (3) other risks and uncertainties indicated from time to time in the Proxy, including those under the heading “Risk Factors” in the Proxy and in Vallon’s other filings with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.
Investor Contact:
JTC Team, LLC
Jenene Thomas
(833) 475-8247
vallon@jtcir.com